Exhibit 10.5

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“Memorandum”) is made and entered into as of May 4, 2012 between Coffeyville Resources Refining & Marketing, LLC, a Delaware limited liability company (“Refinery Company”), and Coffeyville Resources Nitrogen Fertilizers, LLC, a Delaware limited liability company (“Fertilizer Company”), each a “Party” and collectively the “Parties”.

A.                                    Refinery Company is the owner of certain vacant real property located in the City of Coffeyville, Montgomery County, Kansas (such vacant property, the “Refinery Property”) and adjacent to the refinery owned and operated by Refinery Company (the “Refinery”).  Fertilizer Company is the owner of certain vacant real property located in the City of Coffeyville, Montgomery County, Kansas (such vacant property, the “Fertilizer Property”) and adjacent to the fertilizer plant owned and operated by Fertilizer Company (the “Fertilizer Plant”).

B.                                    The Parties have been cooperating to enable Fertilizer Company to develop a rail yard on certain property located to the west of the Refinery and Fertilizer Plant, which property is legally described on Exhibit A and generally depicted on the map attached as Exhibit B (such property, the “Rail Yard Property”).   All or substantially all of the Rail Yard Property is included within the Refinery Property.

C.                                    Refinery Company desires to convey to Fertilizer Company all of the Refinery Property included within the Rail Yard Property (such property, the “Refinery Exchange Property”), and in exchange, Fertilizer Company desires to convey to Refinery Company a portion of the Fertilizer Property comparable in size and value to the Refinery Exchange Property, as mutually agreed upon by the Parties (such property, the “Fertilizer Exchange Property”).

D.                                    The exchange of the Refinery Exchange Property for the Fertilizer Exchange Property is referred to as the “Exchange”.  The Parties desire to set forth the terms of the Exchange in this Memorandum.

The Parties, intending to be legally bound, hereby agree as follows:

1.                                      Exchange of Property.  On or before February 1, 2013, as mutually agreed upon by the Parties (the “Exchange Date”):

(a)                                 Refinery Company will convey the Refinery Exchange Property to Fertilizer Company by special warranty deed, or such other instrument that is customary in Montgomery County, Kansas to convey fee simple title to real property and is agreed to by the Parties, free and clear of all liens and encumbrances, except for such liens and encumbrances that would be shown on a commitment for title insurance or an accurate survey of the Refinery Exchange Property and, if such commitment or survey are prepared, are approved by Fertilizer Company, such approval not to be unreasonably withheld or delayed; and

(b)                                 Fertilizer Company will convey the Fertilizer Exchange Property to Refinery Company by special warranty deed, or such other instrument that is customary in Montgomery County, Kansas to convey fee simple title to real property and is agreed to by the Parties, free and clear of all liens and encumbrances, except for such liens and encumbrances that would be shown on a commitment for title insurance or an accurate survey of the Fertilizer Exchange Property and, if such commitment or survey are prepared, are approved by Refinery Company, such approval not to be unreasonably withheld or delayed.

Notwithstanding the foregoing, Refinery Company will remove or cause to removed with respect to the Refinery Exchange Property, and Fertilizer Company will remove or cause to be removed with respect to the Fertilizer Exchange Property, any liens or encumbrances affecting their respective property that can be removed by payment of money (e.g., mortgages, deeds of trust, tax liens, mechanic’s liens, etc.).

2.                                      Payment of Cash.  If the Exchange does not occur on or before the Exchange Date, the Parties will cause the Refinery Exchange Property to be appraised by an independent appraiser mutually acceptable to the Parties.  The appraiser will be instructed to render an opinion as to the fair market value of the Refinery Exchange Property (the “Valuation Amount”), and such opinion will be binding on the Parties.   Fertilizer Company will pay the Valuation Amount in cash to Refinery Company (the “Cash Payment”) within 30 days of receiving the appraiser’s report (the “Payment Date”).  Upon making the Cash Payment, Fertilizer Company will have no further obligation to convey the Fertilizer Exchange Property to Refinery Company.

3.                                      Acknowledgement of Value.  The Parties acknowledge and agree that there is certain tangible and intangible value to be derived by each Party as a result of the exchanges described in this Memorandum, and each Party agrees that it has taken such value into account in assessing the consideration to be received by it in connection with the transactions described in this Memorandum.

4.                                      Additional Action and Documentation.  The Parties agree to take such further action and execute and deliver such further documentation as may be necessary and commercially reasonable to perform the transactions described in this Memorandum.

5.                                      Counterparts.  This Memorandum and other documents to be delivered pursuant to this Memorandum may be executed in one or more counterparts, each of which will be deemed to be an original copy and all of which, when taken together, will be deemed to constitute one and the same agreement or document, and will be effective when counterparts have been signed by each of the Parties and delivered to the other Parties.  A manual signature, an image of which has been transmitted electronically, will constitute an original signature for all purposes.  The delivery of copies of this Memorandum or other documents to be delivered pursuant to this Memorandum, including executed signature pages where required, by electronic transmission will constitute effective delivery of this Memorandum or such other document for all purposes.

[signatures on following page]

The Parties have executed and delivered this Memorandum as of the date first set forth above.

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC

By:	/s/ Robert W. Haugen
Name: Robert W. Haugen
Title: EVP, Refining Operations

COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC

By:	/s/ Byron R. Kelley
Name: Byron R. Kelley
Title: Chief Executive Officer

EXHIBIT A

Rail Yard Property

Lots 1 through 16, Block 2, Sterling Addition to the City of Coffeyville;

Lots 1 through 16, Block 3, Sterling Addition to the City of Coffeyville;

Lots 1 through 8, Block B, Upham’s Pottery Addition to the City of Coffeyville;

Lots 1 through 5, Block C, Upham’s Pottery Addition to the City of Coffeyville;

Lots 1 through 4, Block D, Upham’s Pottery Addition to the City of Coffeyville;

Lots 1 through 8, Block 4, Sterling Addition to the City of Coffeyville;

Lots 1 through 8, Block 11, River View Place Addition to the City of Coffeyville;

Lots 1 through 6, Block 12, River View Place Addition to the City of Coffeyville;

Lots 4 through 6, Block 3, Zeller’s Addition to the City of Coffeyville;

Lots 1 through 16, Block 8, River View Place Addition to the City of Coffeyville;

Lots 1 through 16, Block 5, River View Place Addition to the City of Coffeyville;

Lots 1 through 8, Block 2, River View Place Addition to the City of Coffeyville;

Lots 1 through 5, Block 1, River View Place Addition to the City of Coffeyville;

Lots 1 through 12, Hill’s Addition to the City of Coffeyville;

Block 4, Montgomery’s Addition to the City of Coffeyville;

Lot 5, Block C, Upham’s Pottery Addition to the City of Coffeyville, EXCEPT the West 50’ thereof; and ALSO beginning at the Southeast corner of said Lot 5, thence East 150’ m/l to the West line of the ROW of the M.K. & T. Railway, thence in a Northeast direction along the West said ROW 300’, thence West 150’ m/l to the Northeast corner of Lot 1, Block C, Upham’s Pottery Addition, thence Southwest parallel to the West line of said ROW 300’ to POB; and ALSO beginning at the Southwest corner of Lot 5, Block C, thence South 25’, thence East to the West line of said M.K.& T. Railway ROW, thence Northeast along the West line of said ROW to the Southeast corner of 2nd description herein, thence West to the POB, all in Montgomery County, Kansas;

Block E, Upham’s Pottery Addition;

Tract A, Commencing at a point 315.25’ West of the West line of the Southern Kansas Railroad, now A.T.& Santa Fe Railroad, thence South 112’, thence East 50’, thence North 112’, thence West 50’ the same being the West most Lot in a tract of land described as follows:  Commencing on the West line of the Atchison, Topeka and Santa Fe Railroad, formerly the Southern Kansas Railroad property, 1257.5’ North of the North line of highway along the South side of the East ½ of the Northwest ¼ of S 36, T 34, R 16, thence West 315.25’, thence South 112’, thence East 289.25’ to the West line of ROW, North along rail line to POB, Montgomery County, Kansas;

Tract B, A tract of land located in a portion of the East ½ of the Northwest ¼ of S 36, T 34S, R 16, East of the 6th P.M., Montgomery County, Kansas said tract being more particularly described as follows:  Commencing at the Southeast corner of Lot 1, Block D, Upham’s Pottery Addition, City of Coffeyville, thence North 90°00’00”East along the North line of Lot 1, Block E, said Upham’s Pottery Addition a distance of 50’ to the POB, thence continuing North 90°00’00”East along said North line a distance of 50’, thence North 0°27’30”West a distance of 126.14’, thence South 90°00’00”West a distance of 50’, thence South 00°27’30”East a distance of 126.14’ to the POB, Montgomery County, Kansas; and

Tract C, Beginning at a point 165.25’ West of a point on the West line of the A.T. & S.F. Railroad ROW, 1257.7’ North of the North line of the highway along the South side of the East ½ of the Northwest ¼ of S 36, T 34S, R 16 East of the 6th P.M., running thence South 112’, thence West 50’, thence North 112’, thence East 50’ to the POB, All in Montgomery County, Kansas,

EXHIBIT B

Map

(see attached)